Exhibit 99(a)

                IN THE SUPREME COURT OF MISSOURI
                             EN BANC

                            No. 81172
                                          September Session, 1998

Blue Cross and Blue Shield of Missouri,
a Missouri nonprofit corporation,
               Appellant-Respondent,

vs.

Jay Angoff, in his official capacity as the Director of the Missouri Department of Insurance, and the Missouri Department of Insurance,
               Respondents-Appellants,

Jeremiah J. (Jay) Nixon, in his official capacity as the Attorney General of the State of Missouri,
               Respondent.

THE STATE OF MISSOURI
                To the Judges of the Missouri Court of Appeals,
                Western District,
GREETINGS:

     Now at this day, on consideration of the application of appellant-respondent to transfer the above-entitled cause, Nos.
53798, 53799, 53800 and 53851, from the Missouri Court of
Appeals, Western District, it is ordered that the said application be, and the same is hereby sustained.

     Therefore, you, as Judges of the Missouri Court of Appeals, Western District, are ordered to send to this Court on or before the 24th day of December, 1998, a full and complete transcript of the record and proceedings in your court, together with copies of all records and briefs filed in your court in the said cause.

     It is further ordered that you recall your mandate, if the same has issued, and that you take no further action in this case.

     Covington and Wolff, JJ., not participating.

                       IN TESTIMONY WHEREOF, I have hereunto set my hand and the Seal of said Court, at my office in the City of Jefferson, this 24th day of November, 1998.


                              Clerk, Supreme Court of Missouri


                              Deputy Clerk